UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 7, 2006

INTELISYS AVIATION SYSTEMS OF AMERICA INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-26777 (Commission File Number)	22-3662292 (IRS Employer Identification No.)

815 Bombardier Street
Shediac, New Brunswick E4P 1H9
Canada
(Address of principal executive offices)

(506) 532-8515
(Registrant's Telephone Number, Including Area Code)

__________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.03 Bankruptcy or Receivership

On August 7, 2006, InteliSys Aviation Systems of America Inc. (the “Registrant”) filed with the Queens Bench of the Province of New Brunswick, Canada, a Notice of Intention to make a Proposal under the Canadian Bankruptcy and Insolvency Act (the “Notice of Intention”). Pursuant to such filing, the Registrant has thirty days from August 7, 2006 to make a proposal to its creditors pursuant to Section 50.4(1) of the Canadian Bankruptcy and Insolvency Act. The Registrant’s management believes that the aggregate value of the Registrant’s assets is substantially less than that of its liabilities to its creditors.

Neither the Registrant nor its subsidiaries is bankrupt nor in receivership.  They have started a process to restructure themselves and propose a settlement to their creditors.  During the restructuring, the Registrant and its subsidiaries remain in possession and control of their respective assets.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired.	Not applicable
(b) Pro forma financial information.	Not applicable
(c) Exhibits

Exhibit 2.1
Notice of Intention to Make a Proposal under the Canadian Bankruptcy and Insolvency Act, filed by InteliSys Aviation Systems of America Inc. with the Queens Bench of the Province of New Brunswick, Canada on August 7, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELISYS AVIATION SYSTEMS
OF AMERICA INC.
(Registrant)

By: /s/ Ralph Eisenschmid
Name: Ralph Eisenschmid
Title: Chief Executive Officer, President
and Director

Date: August 10, 2006